Exhibit 99.7

EXECUTION COPY

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT (AS AMENDED, MODIFIED AND/OR SUPPLEMENTED, THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 29, 2004 AMONG SHAAR FUND, LTD., AS PURCHASER AGENT, LAURUS MASTER FUND, LTD., AS COLLATERAL AGENT, AETHER SYSTEMS, INC., BIO-KEY INTERNATIONAL, INC. AND PUBLIC SAFETY GROUP, INC. TO THE SENIOR INDEBTEDNESS (AS DEFINED IN THE SUBORDINATION AGREEMENT); AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIO-KEY INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE TERM NOTE

FOR VALUE RECEIVED, BIO-KEY INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                                 (the “Holder”) or its registered assigns or successors in interest, on order, the sum of                                  together with any accrued and unpaid interest hereon, on May 31, 2008 (the “Maturity Date”) if not sooner paid.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof among the Borrower, the Holder and the other Purchasers party thereto (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Note:

ARTICLE 1

INTEREST & AMORTIZATION

1.1           Interest Rate.  Subject to Sections 4.11 and 5.6 hereof, interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to nine percent (9%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable quarterly, in arrears, commencing on September 1, 2005 and on the first business day of each consecutive quarter (December 1, March 1, June 1 and September 1) thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a “Repayment Date”).

1.2           Minimum Quarterly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the “Principal Amount”) shall begin on September 1, 2006 and shall recur on the first business day of each succeeding quarter thereafter until the Maturity Date (each, an “Amortization Date”).  Subject to Article 3 below, beginning on the first Amortization Date, the Borrower shall make quarterly payments to the Holder on each Repayment Date, each in the amount of                      together with any accrued and unpaid interest to date on such portion of the Principal Amount plus any and all other amounts which are then owing under this Note, the Purchase Agreement or any other Related Agreement but have not been paid (collectively, the “Quarterly Amount”). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

ARTICLE 2

CONVERSION REPAYMENT

2.1           Payment of Quarterly Amount.

(a)           Payment of Quarterly Amount in Cash or Common Stock.  Each quarter by the fifth (5th) business day prior to each Repayment Date (the “Notice Date”), the Holder shall deliver to Borrower a written notice in the form of Exhibit B attached hereto (each, an “Allocation Notice”) stating whether, subject to Section 2.1(b), the Quarterly Amount payable on the next Repayment Date shall be (i) paid in cash, (ii) paid in Common Stock, (iii) applied to the exercise price of any warrants or stock options held by the Purchaser that the Purchaser has elected to exercise (provided that if the Purchaser has elected to exercise warrants and/or stock options having an aggregate exercise price that exceeds the Quarterly Amount due on such Repayment Date, the Principal Amount shall be reduced by an amount equal to such excess amount, with such reduction to be applied first to the final payment of Principal Amount due prior to the Maturity Date and then, if applicable, to each preceding payment of Principal Amount in reverse chronological order), or (iv)  paid and/or applied in a combination of some or all of the foregoing alternatives.  Subject to Section 2.1(b), if an Allocation Notice is not delivered by the Holder on or before the applicable Notice Date for such Repayment Date, then the Borrower shall pay the Quarterly Amount due on such Repayment Date in cash.  The number of such shares to be issued by the Borrower to the Holder on such Repayment Date, shall be the number determined by dividing (x) the portion of the Quarterly Amount converted into shares of Common Stock, by (y) the then applicable Fixed Conversion Price.  For purposes hereof, the initial “Fixed Conversion Price” means $1.35.

(b)           Quarterly Amount Conversion Guidelines.  Subject to Sections 2.2 and 3.2 hereof, the Holder shall convert into shares of Common Stock all of the Quarterly Amount due on each Repayment Date if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the five (5) trading days immediately preceding such Repayment Date shall be greater than $1.70.

2.2           No Effective Registration.  Notwithstanding anything to the contrary herein, none of the Borrower’s obligations to the Holder may be converted into Common Stock nor may the Borrower exercise its rights under Section 2.3 in each case without the consent of the Holder unless (i) either (x) an effective current Registration Statement (as defined in the Registration

Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (y) an exemption from registration of the Common Stock is available pursuant to Rule 144(k) of the Securities Act and (ii) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

2.3           Optional Redemption in Cash.  The Borrower will have the option of prepaying this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement, or any Related Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (defined below); provided, however, that in no event may the Borrower pay the Holder any amount in respect of the exercise of any such Optional Redemption (of all or any portion of this Note) unless the Borrower shall have first until the Discharge of the Senior Claims, (i) prepaid the Laurus Note by an amount equal to the aggregate amount to be paid to the Holder and all other Purchasers in connection with such Optional Redemption (the “Prepayment Amount”) as provided in the Laurus Note and (ii) deposited additional cash collateral in an amount equal to the Prepayment Amount with Aether as provided in the Aether Note.  The Borrower shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”) which date shall be ten (10) business days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions initiated or made by the Holder pursuant to Section 3.1 during the Redemption Period.  The Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder.  In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Redemption Notice will be null and void and (ii) the Borrower shall no longer have the Optional Redemption rights set forth herein.  Each of the terms “Aether”, “Aether Note”, “Discharge of Senior Claims”, “Laurus Note” has the meaning given to such term in the Subordination Agreement.

ARTICLE 3

CONVERSION RIGHTS

3.1           Holder’s Conversion Rights.  The Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount of this Note, together with interest and fees due hereon, into shares of Common Stock subject to the terms and conditions set forth in this Article III.  The Holder may exercise such right by delivery to the Borrower of a written notice of conversion by facsimile or otherwise not less than one (1) business day prior to the date upon which such conversion shall occur.

3.2           Conversion Limitation.  Notwithstanding anything contained herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note, or shall the Company have the obligation to convert such Note (and the Company shall not have the obligation to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the Holder would be deemed to be the beneficial owner of more than 4.99% of the outstanding shares of Common Stock.   For purposes of this section , beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 61 days prior notice from the Holder to the Company.

3.3           Mechanics of Holder’s Conversion.

(a)           In the event that the Holder elects to convert all or a portion of the outstanding balance of this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) by facsimile or otherwise to the Borrower and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount, accrued interest and fees being converted.  Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A.  In addition to the provisions set forth herein with respect to any such conversion, the parties shall comply with the requirements of Section 9 of the Purchase Agreement.

(b)           Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel, if required under applicable securities laws, within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Borrower of the Notice of Conversion (the “Delivery Date”).  In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion.  The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary.

3.4           Conversion Mechanics.

(a)           The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest and fees to be converted, if any, by the then applicable Fixed Conversion Price.  In the event of any conversions of outstanding principal amount under this Note in part pursuant to this Article III, such conversions shall be deemed to constitute conversions of outstanding principal amount applying to Quarterly Amounts for the remaining Repayment Dates in chronological order.

(b)           The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

A.            Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price or the Conversion Price, as the case may be, shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

B.            Reservation of Shares.  During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note, including interest.  The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

C.            Share Issuances.  Subject to the provisions of this Section 3.4, if the Borrower shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Subsections A or B above; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or (iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Borrower; provided, however that the Borrower may not amend any current options, warrants, or other obligations to issue shares set forth in clauses (ii) and (iii) without the prior written consent of (x) The Shaar Fund, Ltd., (y) Longview Fund, L.P. and (z) the Purchasers holding at least 51% of the then aggregate outstanding balance of the Notes issued pursuant to the Purchase Agreement) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price shall be immediately reset to such lower Offer Price at the time of issuance of such securities.

D.            Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

3.5           Issuance of New Note.  Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV, the Borrower will pay no costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

ARTICLE 4

EVENTS OF DEFAULT

Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.  In the event of such an acceleration, the amount due and owing to the Holder shall be applied first to any fees due and payable to Holder pursuant to the Note or the Related Agreements, then to accrued and unpaid interest due on the Note and then to outstanding principal balance of the Note.

The occurrence of any of the following events set forth in Sections 4.1 through 4.10, inclusive, is an “Event of Default”:

4.1           Failure to Pay Principal, Interest or other Fees.  The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Borrower fails to pay when due any amount due under any other promissory note issued by Borrower, and in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

4.2           Breach of Covenant.  The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, in any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

4.3           Breach of Representations and Warranties.  Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

4.4           Receiver or Trustee.  The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

4.5           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

4.6           Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any of its Subsidiaries.

4.7           Stop Trade.  An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a

Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice.  The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or any securities exchange or other securities market on which the Common Stock is then being listed or traded.

4.8           Failure to Deliver Common Stock or Replacement Note.  The Borrower shall fail (i) to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, and Section 9 of the Purchase Agreement, if such failure to timely deliver Common Stock shall not be cured within two (2) business days or (ii) to deliver a replacement Note to Holder within seven (7) business days following the required date of such issuance pursuant to this Note, the Purchase Agreement or any Related Agreement (to the extent required under such agreements).

4.9           Default Under Related Agreements or Other Agreements.  The occurrence and continuance of any Event of Default (as defined in the Purchase Agreement or any Related Agreement) or any event of default (or similar term) under any other indebtedness.

4.10         Change in Control.  The occurrence of a change in the controlling ownership of the Borrower.

4.10.1      September 2004 Note and Related Agreements.  An Event of Default, under and as defined in any of (i) that certain Convertible Term Note, dated September 29, 2004, issued by the Borrower to the Holder (as amended, modified or supplemented from time to time, the “September 2004 Note”), (ii) the Purchase Agreement referred to in the September 2004 Note (as amended, modified or supplemented from time to time, the “September 2004 Purchase Agreement”) or (iii) any Related Agreement referred to in the September 2004  Purchase Agreement, as each are amended, modified or supplemented from time to time,  shall have occurred and be continuing.

DEFAULT RELATED PROVISIONS

4.11         Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default, interest on this Note shall automatically accrue at a rate per annum that is 200 basis points higher than the then applicable Interest Rate and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate applicable to such obligations until such Event of Default is cured or waived.

4.12         Conversion Privileges.  The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof and until this Note is paid in full.

4.13         Cumulative Remedies.  The remedies under this Note shall be cumulative.

ARTICLE 5

MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Purchase Agreement for such Holder, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.  A Notice of Conversion shall be deemed given when made to the Borrower pursuant to the Purchase Agreement.

5.3           Amendment Provision.  This Note may be amended or modified only upon the written consent of (i) the Borrower, (ii) The Shaar Fund, Ltd., (iii) Longview Fund, L.P. and (iv) the Purchasers holding at least 51% of the aggregate outstanding balance of the Notes.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.5 hereof, as it may be amended or supplemented.

5.4           Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.  This Note shall not be assigned by the Borrower without the consent of the Holder.

5.5           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York in each case, sitting in the City of New York, Borough of Manhattan.  Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

5.6           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.7           Reserved.

5.8           Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.9           Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

(Balance of page intentionally left blank; signature page follows.)

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of the 31st day of May, 2005.

BIO-KEY INTERNATIONAL, INC.

By:
Michael W. DePasquale
Chief Executive Officer

WITNESS:

/s/ Donna Hoahng
Donna Hoahng

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert all or part of the Note into Common Stock)

[Name and Address of Holder]

The Undersigned hereby converts $              (the “Conversion Amount”) on [specify applicable Repayment Date] under the Convertible Term Note issued by BIO-KEY INTERNATIONAL, INC. dated as of May      , 2005 by delivery of Shares of Common Stock of BIO-KEY INTERNATIONAL, INC. on and subject to the conditions set forth in Article III of such Note.

The Conversion Amount comprises:

$              in respect of principal;

$              in respect of accrued interest; and

$              in respect of accrued fees.

1.             Date of Conversion:

2.             Shares To Be Delivered:

[HOLDER]

By:
Name:
Title:

EXHIBIT B

ALLOCATION NOTICE

(To be executed by the Holder in order to (a) convert all or part of a Quarterly Amount into Common Stock and/ or (b) apply all or part of a Quarterly Amount toward the exercise of warrants or stock options)

[Name and Address of Holder]

[Holder hereby converts $                of the Quarterly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by BIO-KEY INTERNATIONAL, INC. dated as of May     , 2005 by delivery of Shares of Common Stock of BIO-KEY INTERNATIONAL, INC. on and subject to the conditions set forth in Article III of such Note.]

[Holder hereby converts $               of the Quarterly Amount due on [specify applicable Repayment Date] under the Convertible Term Note issued by BIO-KEY INTERNATIONAL, INC. dated as of May     , 2005 by applying such amount to the exercise of [warrant/ option information], as further specified in the [warrant/ option] exercise documents delivered herewith.

1.	Fixed Conversion Price:	$

2.	Amount to be paid:	$

3.	Shares To Be Delivered (2 divided by 1):

4.	Amount to be applied to the exercise of options or warrants: $

5.	Cash payment to be made by Borrower :	$

Date:	[HOLDER]

By:
Name:
Title: